Exhibit 99.1

SCAN TO VIEW MATERIALS & VOTE

QUIDEL CORPORATION
9975 SUMMERS RIDGE RD
SAN DIEGO, CA 92121

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/QDEL2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66015-Z82499 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUIDEL CORPORATION

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
4. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas C. Bryant
02) Kenneth F. Buechler
03) Edward L. Michael
04) Mary Lake Polan
05) Ann D. Rhoads
06) Matthew W. Strobeck
07) Kenneth J. Widder
08) Joseph D. Wilkins Jr.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve and adopt the Business Combination Agreement (the "BCA"), dated December 22, 2021, by and among Quidel Corporation ("Quidel"), Ortho Clinical Diagnostics Holdings plc, Coronado Topco, Inc. ("Topco"), Orca Holdco, Inc. ("U.S. Holdco Sub") and Laguna Merger Sub, Inc., each wholly owned subsidiaries of Topco, and Orca Holdco 2, Inc., a wholly owned subsidiary of U.S. Holdco Sub, including the Quidel Merger (as defined in the joint proxy statement/prospectus) and the transactions contemplated thereby (the "Merger Proposal")	☐	☐	☐
2. To approve, on a non-binding, advisory basis, certain compensation arrangements for Quidel's named executive officers in connection with the BCA	☐	☐	☐
3. To approve any motion to adjourn the Special Meeting to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal	☐	☐	☐
5. To approve, on an advisory basis, the compensation of Quidel's named executive officers	☐	☐	☐
6. To ratify the selection of Ernst & Young LLP as Quidel's independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐
7. To approve an amendment and restatement of Quidel's 2018 Equity Incentive Plan (the "2018 Plan") to increase the number of shares of Quidel common stock available under the 2018 Plan	☐	☐	☐
8. To approve an amendment and restatement of Quidel's 1983 Employee Stock Purchase Plan (the "1983 ESPP") to increase the number of shares of Quidel common stock available under the 1983 ESPP	☐	☐	☐

NOTE: To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof. Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in proposal 4; FOR proposals 1, 2, 3, 5, 6, 7 and 8 and in the discretion of the proxy holders on all other business that comes before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D66016-Z82499
QUIDEL CORPORATION
Special Meeting of Stockholders to be held on
This proxy is solicited by the Board of Directors
The undersigned, a Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Special Meeting to be held on , at 8:30 a.m., Pacific Time held virtually at www.virtualshareholdermeeting.com/QDEL2022SM and, revoking any proxy previously given, hereby appoints Douglas C. Bryant, Randall J. Steward and Phillip S. Askim, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, “FOR” EACH OF THE PROPOSALS 1, 2, 3, 5, 6, 7 AND 8 AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER(S) THAT PROPERLY COME(S) BEFORE THE MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE